EXHIBIT 10.3
SERVICES AND SECONDMENT AGREEMENT
BY AND BETWEEN
WESTERN GAS HOLDINGS, LLC
AND
ANADARKO PETROLEUM CORPORATION

TABLE OF CONTENTS

	ARTICLE I
	SECONDMENT
1.1	Seconded Employees.	1
1.2	Period of Secondment.	2
1.3	Withdrawal, Departure or Resignation.	2
1.4	Termination of Secondment.	3
1.5	Supervision.	3
1.6	Seconded Employee Qualifications; Approval.	4

	ARTICLE II
	SECONDMENT SERVICES

2.1	Secondment Services.	4
2.2	Cancellation or Reduction of Secondment Services.	4
2.3	Workers’ Compensation.	4

	ARTICLE III
	SERVICES REIMBURSEMENT

3.1	Operational, Management, Reporting and Routine Maintenance Expenses.	5
3.2	Seconded Employees.	5

	ARTICLE IV
	ALLOCATION; RECORDS; AGENT

4.1	Allocation; Records.	6
4.2	Agent.	6

	ARTICLE V
	TERM

	ARTICLE VI
	GENERAL PROVISIONS

6.1	Accuracy of Recitals.	7
6.2	Choice of Law; Submission to Jurisdiction.	7
6.3	Notices.	7
6.4	Further Assurances.	8
6.5	Entire Agreement.	8
6.6	Effect of Waiver or Consent.	8
6.7	Amendment or Modification.	8
6.8	Assignment; Third-Party Beneficiaries.	8
6.9	Counterparts.	8
6.10	Severability.	9
6.11	Interpretation.	9
6.12	Titles and Headings.	9
6.13	Relationship of the Parties.	9

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6.14	Binding Effect.	10
6.15	Time of the Essence.	10
6.16	Delay or Partial Exercise Not Waiver.	10
6.17	Withholding or Granting of Consent.	10
6.18	Laws and Regulations.	10
6.19	No Recourse Against Officers or Directors.	10
6.20	Signatories Duly Authorized.	10
6.21	Incorporation of Exhibits by References.	10
6.22	Dispute Resolution and Arbitration.	11
6.23	Continuation of Work During Dispute.	12
6.24	Legal Compliance.	12

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SERVICES AND SECONDMENT AGREEMENT
     This Services and Secondment Agreement (the “Agreement”), dated as of [                    ], 2008 (the “Effective Date”), is entered into between Anadarko Petroleum Corporation, a Delaware corporation (“Anadarko”), and Western Gas Holdings, LLC, a Delaware limited liability company (“General Partner”) and the general partner of Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”). Anadarko and the General Partner are hereinafter each referred to as a “Party” and are collectively referred to as the “Parties.” Capitalized terms used herein but not defined shall have the meanings given them in that certain Omnibus Agreement by and among the Partnership, the General Partner and Anadarko, dated [                    ], 2008 (the “Omnibus Agreement”).
RECITALS:
     WHEREAS, Anadarko will cause the Anadarko Entities to provide to the Partnership Group the services necessary to operate, manage, maintain and report the operating results of the Partnership’s assets, including gathering pipelines, compressors, treating facilities, transportation pipelines or related equipment or assets (the “Partnership Assets”);
     WHEREAS, in connection with the provision of the services under this Agreement, Anadarko desires to second to the General Partner certain personnel employed or contracted by the Anadarko Entities in connection with the Partnership Assets;
     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Anadarko and the General Partner hereby agree as follows:
ARTICLE I
SECONDMENT
1.1 Seconded Employees.
     Subject to the terms of this Agreement, Anadarko agrees to cause the Anadarko Entities to second to the General Partner, and the General Partner agrees to accept the secondment of, those certain specifically identified individuals (each, a “Seconded Employee” and collectively, the “Seconded Employees”) listed on Exhibit A (the “Seconded Employee Schedule”) for the purpose of performing job functions related to the Partnership Assets (the “Secondment”). The Seconded Employees will remain at all times employees of the Anadarko Entities but, in addition, they will also be temporary employees of the General Partner during the Period of Secondment (as defined below) and shall, at all times during the Period of Secondment, work under the direction, supervision and control of the General Partner. Anadarko will retain the right to cause the Anadarko Entities to hire or discharge the Seconded Employees but, subject to the provisions in Section 1.2, will not have the right to cause the Anadarko Entities to terminate the Secondment to the General Partner or otherwise exercise direction, supervision or control over the Seconded Employees. For each Seconded Employee, the “Period of Secondment” shall be that period of time as set forth in Section 1.2. Seconded Employees shall have no authority or

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apparent authority to act on behalf of the Anadarko Entities during the Period of Secondment. The Seconded Employee Schedule sets forth the names of the Seconded Employees seconded by the Anadarko Entities, the job functions of the Seconded Employees and the starting date for the Period of Secondment for each Seconded Employee. Individuals may be added or removed from the Seconded Employee Schedule from time to time by the execution by the Parties of a completed “Addition/Removal/Change of Responsibility of Seconded Employee” form, the form of which is attached to this Agreement as Exhibit B, which will be fully binding on the Parties for all purposes under this Agreement. Those rights and obligations of the Parties under this Agreement that relate to individuals that were on the Seconded Employee Schedule but then later removed from the Seconded Employee Schedule, which rights and obligations accrued before the removal of such individual, will survive the removal of such individual from the Seconded Employee Schedule to the extent necessary to enforce such rights and obligations.
1.2 Period of Secondment.
     Anadarko will cause the Anadarko Entities to second to the General Partner each Seconded Employee on the start date set forth on the Seconded Employee Schedule and continue to second, during the period (and only during the period) that the Seconded Employee is performing services for the General Partner, until the earliest of:
     (a) the end of the term of this Agreement;
     (b) the end date, if any, set forth for the Seconded Employee on the Seconded Employee Schedule (or another end date for such Seconded Employee as mutually agreed in writing by the Parties) (the “End Date”);
     (c) a withdrawal, departure, resignation or termination of such Seconded Employee under Section 1.3;
     (d) the date on which WGR Holdings, LLC ceases to own a majority of the issued and outstanding voting equity of the General Partner and the General Partner has entered into satisfactory arrangements which it determines, in good faith, will provide it with suitable qualified and experienced full-time or seconded employees necessary to operate, manage and maintain the Partnership Assets and
     (e) a termination of Secondment for such Seconded Employee under Section 1.4.
     At the end of the Period of Secondment for any Seconded Employee, such Seconded Employee will no longer be subject to the direction of the General Partner with regard to the Seconded Employee’s day-to-day activities.
1.3 Withdrawal, Departure or Resignation.
     Anadarko will use reasonable efforts to cause the Anadarko Entities to prevent any early withdrawal, departure or resignation of any Seconded Employee prior to the End Date for such Seconded Employee’s Period of Secondment. If any Seconded Employee tenders his resignation to an Anadarko Entity as an employee of such Anadarko Entity, Anadarko will promptly notify the General Partner. During the Period of Secondment for any Seconded Employee, Anadarko

will cause the Anadarko Entities to not voluntarily withdraw or terminate any Seconded Employee except with the written consent of the General Partner (which may be through the execution of a completed Addition/Removal/Change of Responsibility of Seconded Employee form), such consent not to be unreasonably withheld. Anadarko will indemnify, defend and hold harmless the General Partner and its directors, officers and employees against any and all costs, expenses (including reasonable attorneys’ fees), claims, demands, losses, liabilities, obligations, actions, lawsuits and other proceedings, judgments and awards (each, a “Loss” and collectively, the “Losses”) arising out of or in any way connected with or related to the termination of employment of any Seconded Employee by any Anadarko Entity without the consent of THE GENERAL PARTNER, EVEN THOUGH SUCH LOSS MAY BE CAUSED IN PART BY THE NEGLIGENCE OF ONE OR MORE OF THE PARTNERSHIP ENTITIES, except to the extent that such Losses (i) arise solely out of or result solely from the negligence, gross negligence or willful misconduct of any of the Partnership Entities, or (ii) arise in connection with the termination of a Seconded Employee for cause. Upon the termination of employment, the Seconded Employee will cease performing services for the General Partner.
1.4 Termination of Secondment.
     The General Partner will have the right to terminate the Secondment to it of any Seconded Employee for any reason at any time. Subject to Section 1.2, Anadarko will not have the right to cause any Anadarko Entity to terminate the Secondment to the General Partner of any Seconded Employee. Upon the termination of any Seconded Employee’s Period of Secondment, Anadarko will be solely liable for any costs or expenses associated with the termination of the Secondment, except as otherwise specifically set forth in this Agreement. Anadarko will indemnify, defend and hold harmless the General Partner and its directors, officers and employees against all Losses arising out of or in any way connected with or related to the termination of the Secondment of any Seconded Employee by THE GENERAL PARTNER, EVEN THOUGH SUCH LOSS MAY BE CAUSED IN PART BY THE NEGLIGENCE OF ONE OR MORE OF THE PARTNERSHIP ENTITIES, except to the extent that such Losses arise solely out of or result solely from the negligence, gross negligence or willful misconduct of any of the Partnership Entities. Upon the termination of a Secondment, the Seconded Employee will cease performing services for the General Partner. At no time will the General Partner have the right to terminate the employment with the Anadarko Entities of the Seconded Employees.
1.5 Supervision.
     During the Period of Secondment, the General Partner shall:
     (a) be ultimately and fully responsible for the daily work assignments of the Seconded Employee (and with respect to Seconded Employees that also provide services to the Anadarko Entities in connection with its operations (“Shared Seconded Employees”), during those times that the Shared Seconded Employees are performing services for the General Partner hereunder), including supervision of their day-to-day work activities and performance consistent with the purposes stated in Section 1.1 and the job functions set forth in the Seconded Employee Schedule;

     (b) set the hours of work and the holidays and vacation schedules (other than with respect to Shared Seconded Employees, as to which the General Partner and Anadarko shall jointly determine) for the Seconded Employee and
     (c) have the right to determine training which will be received by the Seconded Employee.
     In the course and scope of performing any Seconded Employee’s job functions, the Seconded Employee will be integrated into the organization of the General Partner, will report into the General Partner’s management structure, and will be under the direct management and supervision of the General Partner. The General Partner shall designate one of its officers to be responsible for the supervisory function set forth in this Section 1.5 on behalf of the General Partner.
1.6 Seconded Employee Qualifications; Approval.
     Anadarko will cause the Anadarko Entities to provide such suitably qualified and experienced Seconded Employees as it is able to make available to the General Partner, and the General Partner will have the right to approve or reject each such Seconded Employee.
ARTICLE II
SECONDMENT SERVICES
2.1 Secondment Services.
     Anadarko shall cause the Anadarko Entities to second Seconded Employees to the General Partner to provide the General Partner with those services necessary to operate, manage, maintain and report the operating results of the Partnership Assets (the “Secondment Services”).
2.2 Cancellation or Reduction of Secondment Services.
     The General Partner may terminate or reduce the level of any of the Secondment Services on 30 days’ prior written notice to Anadarko. In the event the General Partner terminates the Secondment Services, the General Partner shall pay Anadarko the monthly installment for the last month (or portion thereof) in which it received such services. Upon payment thereof, the General Partner shall have no further payment obligations. In the event that the General Partner reduces the level of any of the Secondment Services, the Parties will negotiate in good faith to determine an appropriate Services Reimbursement (as defined in Section 3.1 below) for the reduced Secondment Services.
2.3 Workers’ Compensation.
     At all times, Anadarko will cause the Anadarko Entities to maintain workers’ compensation insurance (either through an insurance company or self-insured arrangement) applicable to the Seconded Employees. Anadarko will cause the Anadarko Entities to name the General Partner as an also insured employer under such insurance policy. Prior to being assigned any duties by the General Partner, each Seconded Employee must sign an acknowledgement that the Seconded Employee is an employee during the Secondment Period of both the Anadarko Entities and the General Partner and that for any work place injury, the Seconded Employee’s sole remedy will be under such Anadarko Entity’s workers’ compensation insurance policy. Notwithstanding the foregoing, nothing herein shall preclude a Seconded Employee from participating in benefit programs generally available to employees of Anadarko Entities.
ARTICLE III
SERVICES REIMBURSEMENT
3.1 Operational, Management, Reporting and Routine Maintenance Expenses.
     On or before the fifth business day of each month, Anadarko shall send an invoice to the General Partner for that amount of money associated with all expenses incurred by the Anadarko Entities in connection with the performance of the Secondment Services during the preceding month (the “Services Reimbursement”). The General Partner shall pay such invoice within 30 days of receipt.
3.2 Seconded Employees.
     Among other items, the Services Reimbursement shall include all reasonable costs and expenses incurred by the Anadarko Entities for the Seconded Employees, including, but not limited to:
(a)	compensation, salary and wages (including payroll and withholding taxes associated therewith);

(b)	401(k) costs and any matching 401(k) contributions;

(c)	vacation and sick leave benefits;

(d)	medical and health insurance benefits;

(e)	disability insurance;

(f)	workers’ compensation insurance;

(g)	life insurance;

(h)	severance payments, if any and

(i)	any other employee benefit for which the Anadarko Entities incur costs.
     The costs and expenses described in (a) through (i) above are referred to as “Seconded Employee Expenses.” For the avoidance of any doubt, the Seconded Employee Expenses shall not include any payments made to Seconded Employees under Anadarko’s Value Creation Plan (or any successor plan thereto) and the excess of actual bonus amounts awarded under Anadarko’s Annual Incentive Plan (“AIP”) to any Seconded Employee over 120% of such Seconded Employee’s AIP bonus target (collectively, “Excess Bonus Expenses”). Where it is not reasonably practicable to determine the cost of such a cost or expense, Anadarko or the applicable Anadarko Entity may make a good faith reasonable estimate of such cost or expense (and provided that any such estimates, other than with respect to benefit load, are “trued up” within 10 days of the end of each quarter based on the actual amount of the expenses, expenditures or payments in respect of which estimates were made in the immediately preceding quarter). Anadarko or the applicable Anadarko Entity may include the costs and expenses described in (b) through (i) above in a percentage benefit load based upon the amount of costs and expenses incurred in (a) above. Subject to the parenthetical clause included in this paragraph, the General Partner shall accept any estimate or benefit load described in this paragraph, provided that such estimate is reasonable and made in good faith.
ARTICLE IV
ALLOCATION; RECORDS; AGENT
4.1 Allocation; Records.
     Anadarko will use commercially reasonable efforts to maintain an allocation schedule reflecting the direct and indirect costs of the Seconded Employee Expenses based on the Secondment Services. The General Partner will use commercially reasonable efforts to keep and maintain books/records reflecting hours worked and costs and expenses incurred in connection with each of the Seconded Employees, and Anadarko will have the right from time to time upon its reasonable request to audit such books/records maintained by the General Partner. The General Partner and its representatives will have the right to audit the allocation schedule and such other records as the General Partner may reasonably require in connection with its verification of the Seconded Employee Expenses during regular business hours and on reasonable prior notice. Based on these records, the General Partner may request adjustments under Section 3.2 above.
4.2 Agent.
     Seconded Employee Expenses remain the primary legal responsibility of the General Partner as the employer of the Seconded Employees during the Secondment Period. Anadarko agrees to act as agent for the General Partner in paying the Seconded Employee Expenses of the employees temporarily assigned under this Secondment Agreement. Anadarko agrees to indemnify and hold the General Partner harmless from any and all Losses incurred by the General Partner or any of the other Partnership Entities related to Anadarko’s failure to carry out its duties as agent for the payment of the Seconded Employee Expenses as set forth above, except to the extent that such Losses arise solely out of or result solely from the negligence, gross negligence or willful misconduct of any of the Partnership Entities.
ARTICLE V
TERM
     The term of this Agreement will commence on the Effective Date and will continue for an initial period of 10 years. Upon the expiration of the initial 10 year period, the term of this Agreement shall automatically extend for an additional 12 month period, unless either Party provides at least 180 days’ prior written notice to the other Party, prior to the expiration of such initial period, that the Party wishes for this Agreement to expire at the end of the initial 10 year period. After the initial 12 month renewal period, the term of this Agreement shall automatically extend for additional 12 month periods, unless either Party provides prior written notice, at least 180 days prior to the expiration of the applicable 12 month period, that the Party wishes for this Agreement to expire at the end of such 12 month period. Upon proper notice by a Party to the other Party, in accordance with this Article 5, that the Party wishes for this Agreement to expire on the expiration of the applicable 10 year or 12 month period, this Agreement shall not automatically extend, but shall instead expire upon the expiration of the applicable 10 year or 12 month period and only those provisions that, by their terms, expressly survive this Agreement shall so survive. Notwithstanding the foregoing, the General Partner may terminate this Agreement at any time, upon 180 days prior written notice to Anadarko, and only those provisions that, by their terms, expressly survive this Agreement shall so survive.
ARTICLE VI
GENERAL PROVISIONS
6.1 Accuracy of Recitals.
     The paragraphs contained in the recitals to this Agreement are incorporated in this Agreement by this reference, and the Parties to this Agreement acknowledge the accuracy thereof.
6.2 Choice of Law; Submission to Jurisdiction.
     This Agreement shall be subject to and governed by the laws of the State of Texas. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.
6.3 Notices.
     Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable courier or by telecopier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt, if delivered personally or sent by reputable courier service, or on the automatic telecopier receipt, if sent by telecopier, addressed as follows:
Anadarko Petroleum Corporation
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attn: General Counsel
Fax: 832-636-3214
Western Gas Holdings, LLC
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Attn: President
Fax: 832-636-6001
     A Party may change its address for the purposes of notices hereunder by giving notice to the other Party specifying such changed address in the manner specified in this Section 6.2.

6.4 Further Assurances.
     The Parties agree to execute such additional instruments, agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.
6.5 Entire Agreement.
     This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
6.6 Effect of Waiver or Consent.
     No waiver or consent, express or implied, by any Party to or of any breach or default by any Person (as defined in Section 6.11 below) in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.
6.7 Amendment or Modification.
     This Agreement may be amended or modified from time to time only by the written agreement of all the Parties; provided, however, that the Partnership may not, without the prior approval of the Special Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will have an adverse effect on the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.
6.8 Assignment; Third-Party Beneficiaries.
     No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties. Each of the Parties hereto specifically intends that each entity comprising the Anadarko Entities and the Partnership Entities, as applicable, whether or not a Party to this Agreement, shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to any such entity.
6.9 Counterparts.
     This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

6.10 Severability.
     If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
6.11 Interpretation.
     In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to any individual, or any partnership, corporation, limited liability company, trust or other legal entity (“Person”) includes such Person’s successors and assigns but, in the case of Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (h) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”
6.12 Titles and Headings.
     Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
6.13 Relationship of the Parties.
     (a) Nothing in this Agreement shall cause any of the Anadarko Entities or the Partnership Entities to become members of any other partnership, joint venture, association, syndicate or other entity. Nothing in this Agreement shall cause any Partnership Entity to be considered an Anadarko Entity, and vice versa.
     (b) As used in this Agreement, “Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling fifty percent (50%) or more of the voting interests of such Person, (c) any officer or director of such Person or (d) any Person who is the officer, director, trustee or holder of fifty percent (50%) or more of the voting interest of any Person described in clauses (a) through (c). For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this

Agreement, no Partnership Entity shall be deemed to be an Affiliate of the Anadarko Entities nor shall any Anadarko Entity be deemed to be an Affiliate of the Partnership Entities.
6.14 Binding Effect.
     This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.
6.15 Time of the Essence.
     Time is of the essence in the performance of this Agreement.
6.16 Delay or Partial Exercise Not Waiver.
     No failure or delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or any related document. The waiver by either Party of a breach of any provisions of this Agreement will not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.
6.17 Withholding or Granting of Consent.
     Unless otherwise provided in this Agreement, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.
6.18 Laws and Regulations.
     Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.
6.19 No Recourse Against Officers or Directors.
     For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of any Anadarko Entity or any Partnership Entity.
6.20 Signatories Duly Authorized.
     Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.
6.21 Incorporation of Exhibits by References.
     Any reference herein to any exhibit to this Agreement will incorporate it herein, as if it were set out in full in the text of this Agreement.

6.22 Dispute Resolution and Arbitration.
     (a) Should a dispute arise between the Parties, the Parties shall promptly seek to amicably resolve any such dispute by negotiations between the Parties prior to the initiation of binding arbitration in accordance with Section 6.22(b). The Parties shall meet at a mutually acceptable time and place within fifteen (15) days after written notice by any Party to any other Party seeking resolution of a dispute under this Section 6.22(a) and thereafter as often as they reasonably determine to be necessary or appropriate to exchange relevant information and to attempt to resolve the dispute. All negotiations and communications pursuant to this Section 6.22(a) shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence. Any proposed resolution of a dispute under this Agreement must be approved on behalf of the Partnership by the Special Committee of the Board of Directors of the General Partner before it is finalized. If the matter is not resolved within 30 days after the initial meeting of the Parties, or such longer period as may be mutually agreed upon, either Party may initiate arbitration in accordance with Section 6.22(b).
     (b) Any disputes hereunder, including the inability of the Parties to agree to an adjustment to the Services Reimbursements pursuant to the provisions of Section 3.1, must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 6.22 will control the rights and obligations of the Parties. Arbitration must be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a party (“Claimant”) serving written notice on another party (“Respondent”) that the Claimant elects to refer a particular dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within 30 days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition to the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within 30 days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by or for it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral parties with no prior relationships to any participants, parties, attorneys or law firms involved in the proceedings, (b) have never been officers, directors or employees of any of the Partnership Entities or Anadarko Entities and (c) have not less than seven years experience in the energy industry. The hearing will be conducted in Fort Worth, Texas and commence within 30 days after the selection of the third arbitrator. The Parties and the arbitrators should proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind.
6.23 Continuation of Work During Dispute.
     Subject to Section 2.2 hereof, notwithstanding any dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of the dispute.
6.24 Legal Compliance.
     The Parties acknowledge and agree that this Agreement, and all services provided under this Agreement, are intended to comply with any and all laws and legal obligations and that this Agreement should be construed and interpreted with this purpose in mind. In this regard, the Parties specifically agree as follows:
     (a) The Parties will comply with all equal employment opportunity requirements and other applicable employment laws. Where a joint or combined action is required by the law in order to comply with an employment obligation, the parties will cooperate fully and in good faith to comply with the applicable obligation.
     (b) The General Partner acknowledges and agrees that Seconded Employees may utilize the complaint reporting and resolution process of Anadarko and agrees to cooperate in the investigation and resolution of any complaint that may be made.
     (c) The Parties agree that they will adhere to the Fair Labor Standards Act of 1938, as amended, any comparable state law and any law regulating the payment of wages or compensation. The General Partner is solely responsible for ensuring that non-exempt Seconded Employees accurately record their hours and time worked.
[Signature page follows]

     AS WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date herein above mentioned.

ANADARKO PETROLEUM CORPORATION
By:
Name:
Title:

WESTERN GAS HOLDINGS, LLC
By:
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer

EXHIBIT A TO THE
SERVICES AND SECONDMENT AGREEMENT
     This Exhibit A is attached the Services and Secondment Agreement (the “Agreement”) dated [                    ], 2008 by and between Anadarko Petroleum Corporation and Western Gas Holdings, LLC. All defined terms used herein shall have the same meaning as set forth in the Agreement.
     All information must be filled in for this form to be valid.
SECONDED EMPLOYEE SCHEDULE

Name of Seconded Employee	Title and Job Function	Start Date

ANADARKO PETROLEUM CORPORATION	WESTERN GAS HOLDINGS, LLC

By:	By:
Name:	Name:	Robert G. Gwin
Title:	Title:	President and Chief Executive Officer

EXHIBIT B TO THE
SERVICES AND SECONDMENT AGREEMENT
     This Exhibit B is attached the Services and Secondment Agreement (the “Agreement”) dated [                    ], [     ] by and between Anadarko Petroleum Corporation and Western Gas Holdings, LLC. All defined terms used herein shall have the same meaning as set forth in the Agreement.
ADDITION/REMOVAL/CHANGE OF RESPONSIBILITY
OF SECONDED EMPLOYEE
     In accordance with Section 1.1 of the Secondment Agreement, the Parties hereto wish to add, remove, or change the responsibilities of the following Seconded Employees.
     All information must be filled in for this form to be valid.

Name of Seconded Employee	Title and Job Function	Start Date	End Date

ANADARKO PETROLEUM CORPORATION	WESTERN GAS HOLDINGS, LLC

By:	By:
Name:	Name:
Title:	Title:	[President]